EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated November 1, 2013 relating to the financial statements of View on Two, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

Bongiovanni & Associates CPA’s
Mike Bongiovanni, CPA, Principal
19720 Jetton Road, 3rd Floor
Cornelius, NC 28031
Tel: 704-892-8733
Fax: 704-892-6487
Email: mikebongiovanni@msn.com

/s/ Bongiovanni & Associates C.P.A’s
Bongiovanni & Associates C.P.A’s
November 7, 2013